Exhibit 99.1

SEARCHLIGHT MINERALS CORP. COMPLETES $3.27 MILLION IN EQUITY FINANCINGS AND RECEIVES RESULTS OF BENCH SCALE TESTS FROM MIDREX TECHNOLOGIES, A WHOLLY OWNED SUBSIDIARY OF KOBE STEEL

HENDERSON, Nevada (August 19, 2015) – Searchlight Minerals Corp. (OTCQB: SRCH) (“Searchlight” or the “Company”) today announced that it has raised $3.27 million across three rounds of financings within the last five months (collectively, the “Offering”) for working capital purposes. The Company has also received results of certain bench scale tests conducted by Midrex Technologies, Inc. (“Midrex”), a wholly owned subsidiary of Kobe Steel, Ltd., to examine the efficacy of its technology as a potentially more cost effective pretreatment method to extract iron from the Company’s slag material in Clarkdale, AZ.

Financing

The Company completed three rounds of the Offering – March 25, May 21 and July 31, 2015 – resulting in aggregate gross proceeds of $3,270,450. In the Offering, the Company sold 9,308,429 “Units” with each Unit consisting of one share of the Company’s common stock and one common stock purchase warrant. Each warrant entitles the warrant holder to purchase one share of the Company’s Common Stock, at an exercise price of $0.50 per share and expire five years from the date of issuance. Certain registration rights were granted to the purchasers in connection with the Offering.

Thermal Pre-treatment

Previous testing on slag material conducted by the Company on material from the Company’s Clarkdale Slag Project indicated that a high quality iron product could be produced from the slag material by using a thermal pre-treatment step prior to the autoclave process, which is designed to extract the gold. The Company conducted such tests to determine whether high quality iron could be produced from the slag material with the goal that the resulting iron may be sold at a price, which could at a minimum, pay for the cost of producing it and perhaps produce an additional cash flow above and beyond the revenue that the Company may receive from the extraction of gold from the slag pile. The Company also believes that the iron-removing pre-treatment of the slag material in this manner results in greater gold extraction from the autoclave process.

The Company recently awarded a contract to Midrex to run bench scale testing in their test facility in Charlotte, N.C. to determine if their technology could produce a high quality iron product from the Company’s slag material in a more cost effective manner than previously used by the Company.

The report provided in connection with these tests by Midrex states: “This work successfully demonstrated the technical suitability of using Midrex’s FASTMET® technology to allow iron to be removed from copper slag. Up to 97.8% iron metallization was achieved in bench scale box furnace testing, exceeding the goal of 90.0% iron metallization. FASTMET® DRI was then melted in a crucible furnace separating the iron metal from the residual iron-lean slag. 350 grams of this resulting slag was ground and representative samples were sent to Searchlight for gold analysis. This report satisfies the deliverables contracted under proposal no. MTI-9502-99 and presents the evolution of the mix chemistries and bench scale testing.”

The Company believes that the Midrex technology uses much less costly natural gas coupled with a flux additive which also provides thermal energy, compared with the Company’s previously used method which uses electricity as its energy source. Since the leading cost source in the production of iron from the slag material is energy, the Company believes that the net result is a projected significant cost savings by using the Midrex technology. It is the Company’s intent to have Midrex perform additional bench tests and pilot scale tests to confirm these test results and to scale up their process.

The Company has also had discussions with Midrex on their potential interest in participating in a commercial scale project to produce iron from the Company’s slag pile.

An initial test performed by the Company on the glass (the resulting product following Midrex’s removal of the iron from the slag material) has shown the presence of gold. However, additional testing needs to be performed in order to quantify the amount of gold contained in the glass as well as to determine the optimal autoclave chemistry to use on the glass.

A work plan is being assembled with Midrex to include performing a pilot scale test which will allow a much larger quantity of glass to be produced for additional bench and pilot scale autoclave testing. Midrex’s pilot scale test unit is anticipated to process 50 to 100 kilograms of slag material per hour, thus producing sufficient glass for the Company to run pilot scale tests in the Company’s 900 liter autoclave which requires 100 kilograms of material per test run.

Autoclave Optimization

The Company recently installed certain required components to switch from using chlorine reagents to chlorine gas for the autoclave process. The Company believes that this will not only significantly lower supply costs on the commercial unit but will eliminate the potential problems of salt formation in the autoclave. The Company anticipates that this will also simplify and increase recovery of gold from the pregnant leach solution (PLS) derived from the autoclave process.

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Initial test work conducted with the chlorine gas system has indicated that this system, used in lieu of the previous chlorine chemical system, provides a much higher oxidizing capability at a much lower total reagent cost, reduces the salt load in solution and therefore, eliminating the piping plugging problems encountered in previous autoclave test runs. Once additional bench autoclave tests have been completed to finalize the chemical and operating conditions, the 900 liter pilot autoclave will be operated to verify results to date at a larger scale.

Third Party Review and Verification

The Company is in the process of hiring an independent team of well qualified and experienced experts to complete a technical review of the project. It is anticipated that a favorable report from this review would be used to facilitate the financing of the bankable feasibility study and commercial production facility.

Martin Oring, CEO of Searchlight Minerals Corp., noted, “I am pleased that we are making progress with Midrex’s technology as we strive to reduce our iron production costs. I am confident that as our work with Midrex continues, we will be able to optimize our gold extraction from our autoclave process using the Midrex produced glass and our recently installed chlorine gas system.” Mr. Oring continued, “We are excited that Luxor, our largest investor and stakeholder, as well as a number of new and existing investors, have elected to participate in our Offering. It shows confidence in both our Company’s project and future stock performance. Our Offering ensures that we will have necessary capital to continue with our technical program as well as perform a third party review and analysis of our project as we move towards finalizing the project’s feasibility.”

About Searchlight Minerals Corp.

Searchlight is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interest in the Clarkdale Slag Project, located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona. Searchlight is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.” Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

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Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this Press Release in discussing the recent developments on the Company’s mineral projects, including, without limitation, the resolution of certain issues relating to the operation of production modules, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues with the mineral projects that may affect production modules and primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible, uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates and uncertainty whether the results from the Company’s feasibility studies are sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with the U.S. Securities and Exchange Commission. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

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